Exhibit B-7

AMENDMENT NO. 1 TO INSTALLMENT SALE AGREEMENT

(SERIES 1993-B)

This Amendment No. 1, dated as of November __, 2005, to the Installment Sale Agreement (Series 1993-B) between Parish of St. Charles, State of Louisiana (the "Issuer") and Entergy Louisiana, Inc. (formerly Louisiana Power & Light Company), a corporation of the State of Louisiana (the "Company"), dated as of December 1, 1993 (the "Installment Sale Agreement"), is entered into among the Issuer, the Company and JPMorgan Trust Company, National Association (formerly First National Bank of Commerce), as Trustee under the Trust Indenture, dated as of December 1, 1993, between the Issuer and the Trustee (the "Indenture"). All capitalized terms not herein defined shall have the meanings assigned to them in the Indenture.

WHEREAS, Section 11.5 of the Installment Sale Agreement provides that the Installment Sale Agreement may not be effectively amended, changed, modified altered or terminated nor any provision waived without the written consent of the Trustee, which shall not be unreasonably withheld; and

WHEREAS, Section 13.1 of the Indenture provides that The Trustee may from time to time, and at any time, consent to an amendment, change or modification of the Installment Sale Agreement for the purpose of curing any ambiguity or formal defect or omission or making any change therein which, in the reasonable judgment of the Trustee, is not to the prejudice of the Trustee or the holders of the Bonds;

WHEREAS, Section 13.3 of the Indenture provides that any amendment to the Installment Sale Agreement shall not become effective unless and until the Trustee shall have received an opinion of Bond Counsel that the proposed amendment will not affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation;

WHEREAS, the Issuer and the Company now desire to amend the Installment Sale Agreement to cure ambiguity or to make a change which is not to the prejudice of the Trustee or Bondholders and the Trustee now desires to consent to such amendment by executing the Consent and Acknowledgement attached hereto.

NOW, THEREFORE, in consideration of the premises and the covenants and undertakings herein expressed, the parties hereto agree as follows:

  AMENDMENTS TO THE INSTALLMENT SALE AGREEMENT

    Section 1.1 of Article I of the Installment Sale Agreement is hereby modified by adding a definition of a "Corporation" after the definition of "Company" to read as follows:

    ""Corporation" and "corporation" mean a corporation, association, company (including, without limitation, limited liability company) or business trust, and references to "corporate" and other derivations of "corporation" herein shall be deemed to include appropriate derivations of such entities."

    In furtherance of the foregoing, references in the Installment Sale Agreement, to the corporate nature of the Company's existence shall, upon and after giving effect to a consolidation of the Company with, or merger of the Company with or into, or sale or other transfer of all or substantially all of its assets, as the case may be, be deemed to refer to the successor corporation.

      The Installment Sale Agreement, shall be deemed amended and modified to the extent necessary to give effect to the foregoing. Except as amended and modified hereby, the Installment Sale Agreement, shall remain in full force and effect.

  REPRESENTATIONS OF the ISSUER AND THE COMPANY

    The Issuer hereby represents that the Issuer has obtained an opinion of Bond Counsel to the effect that this Amendment No. 1 will not affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation.

    The Company hereby represents that the execution and delivery by the Company of this Amendment No. 1 has been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors.

  MISCELLANEOUS

    Whenever in this Amendment No. 1 either of the parties hereto is named or referred to, this shall be deemed to include the successors and assigns of such party, and all covenants and agreements in this Amendment No. 1 contained by or on behalf of the Company, or by or on behalf of the Issuer or the Trustee, shall bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    This Amendment No. 1 shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Issuer and the Company have caused this Amendment No. 1 to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

PARISH OF ST. CHARLES, STATE OF LOUISIANA

By:_______________________________
Parish President

Attest:

_________________________________
[Name]
[Office]

ENTERGY LOUISIANA, INC.

__________________________________
Steven C. McNeal
Vice President and Treasurer

Attest:

_________________________________
Christopher T. Screen
Assistant Secretary

Consented to and Acknowledged by
JPMorgan Trust Company, National Association
As Trustee

By: _______________________________
[Name]
[Office]

Attest:

_________________________________
[Name]
[Office]

Executed sealed and delivered by
JPMorgan Trust Company, National Association
in the presence of:

_________________________________
[Name]

_________________________________
[Name]

STATE OF LOUISIANA
                                                    } ss.:
PARISH OF ST. CHARLES

On this ___ day of September, 2005, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally appeared ________________ and _________________ to me known to be the identical persons who executed the foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are the Parish President and the Secretary of the Parish Council of the Parish of St. Charles, State of Louisiana (the "Parish"), respectively; that the seal impressed beside their signatures on the foregoing instrument is the official seal of the Parish; that the aforesaid instrument was signed and sealed by them on this date on behalf of the Parish; and that the above-named persons acknowledge said instrument to be the free act and deed of the Parish.

_________________________________
[Name]
Parish President

_________________________________
[Name]
St. Charles Parish Council

WITNESSES:

_________________________________
[Name]

_________________________________
[Name]

_________________________________
[Name]
Notary Public
Parish of St. Charles, State of Louisiana
My Commission is Issued for Life
[Number]

STATE OF LOUISIANA
                                                } ss.:
PARISH OF ORLEANS

On this ___ day of September, 2005, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally appeared Steven C. McNeal and Christopher T. Screen to me known to be the identical persons who executed the foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are the Vice President and Treasurer and the Assistant Secretary of Entergy Louisiana, Inc. (the "Company"), respectively; that the seal impressed beside their signatures on the foregoing instrument is the official seal of the Company; that the aforesaid instrument was signed and sealed by them on this date on behalf of the Company; and that the above-named persons acknowledge said instrument to be the free act and deed of the Company.

_________________________________
Steven C. McNeal
Vice President and Treasurer

_________________________________
Christopher T. Screen
Assistant Secretary

WITNESSES:

_________________________________
[Name]

_________________________________
[Name]

_________________________________
Mark Grafton Otts
Notary Public
Parish of Orleans, State of Louisiana
My Commission is Issued for Life
Attorney Bar Roll Number 10280

STATE OF NEW YORK
                                                    } ss.:
COUNTY OF NEW YORK

On this ___ day of September, 2005, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and County aforesaid, personally appeared ____________________ and ___________________ to me known to be the identical persons who executed the foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are ________________ and ________________ of The Bank of New York, as trustee (the "Trustee"); that the seal impressed beside their signatures on the foregoing instrument is the official seal of the Trustee; that the aforesaid instrument was signed and sealed by them on this date on behalf of the Trustee; and that the above-named persons acknowledge said instrument to be the free act and deed of the Trustee.

_________________________________
[Name]
[Office]

_________________________________
[Name]
[Office]

WITNESSES:

_________________________________
[Name]

_________________________________
[Name]

_________________________________
[Name]
Notary Public, State of New York
No. __________________
Qualified in ________ County
Commission Expires __________________